Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-3/A, Amendment No. 2, of our report dated June 24, 2016 relating to the consolidated financial statements of VistaGen Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California
May 11, 2017